Exhibit 99.2

2026

Quarter Ended
June 30, 2026

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

piggly wiggly
BAKERY
DELI
STOP
STOP

Ladson Crossing
Ladson, SC

WHLR REAL ESTATE INVESTMENT TRUST

Onelife
FITNESS

Coliseum Marketplace
Hampton, VA

cdr CEDAR REALTY TRUST

ALDI
ALDI

JANAF Shopping Yard
Norfolk, VA

WHLR REAL ESTATE INVESTMENT TRUST

H&R BLOCK
SUBWAY
CLOVER GRILL
FOOD LION

Clover Plaza
Clover, SC

WHLR REAL ESTATE INVESTMENT TRUST

Cautionary Note on Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, but are not limited to: the use of and demand for retail space, including in relation to reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; general and economic business conditions, including the rate and other terms on which we are able to lease our properties; the loss or bankruptcy of the Company's tenants; the geographic concentration of our properties in the Mid-Atlantic, Southeast and Northeast; availability, terms and deployment of capital; substantial dilution of our common stock, par value $0.01 ("Common Stock") and steep decline in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of their redemption rights and downward adjustment of the conversion price on our outstanding 7.00% Subordinated Convertible Notes due 2031 (the "Convertible Notes"), each of which has already occurred and is anticipated to continue; given the volatility in the trading of our Common Stock, whether we have registered and, as necessary, can continue to register sufficient shares of our Common Stock to settle redemptions of all Series D Preferred Stock tendered to us by the holders thereof; the degree and nature of our competition; our ability to hire, develop and/or retain talent; changes in applicable laws and governmental regulations, including federal tax law and other regulatory provisions; geopolitical conditions, such as war and tariffs, that may impact macroeconomic conditions generally; changes to accounting rules, tax rates and similar matters; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration; the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks generally; the risk that shareholder litigation in connection with the Cedar Acquisition (as defined below) may result in significant indemnification costs; tax

WHLR | Financial & Operating Data	2

audits and other regulatory inquiries; the Company's ability to maintain compliance with the financial and other covenants in its debt agreements and under the terms of its Series D Preferred Stock; financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; the impact of the Company’s leverage on operating performance; our ability to successfully execute strategic or necessary asset acquisitions and divestitures; our ability to repurchase noncontrolling interests and the price and timing of such repurchases; risks endemic to real estate and the real estate industry generally; the adverse effect of any future pandemic, endemic or outbreak of infectious diseases, and mitigation efforts, including government-imposed lockdowns, to control their spread; competitive risks; risks to our information systems - or those of our tenants or vendors - from service interruption, misappropriation of data, breaches of security or information technology, or other cyber-related attacks; the Company’s ability to maintain compliance with the listing standards of the Nasdaq Capital Market ("Nasdaq"); the effects on the trading market of our Common Stock of the one-for-four reverse stock split effected on January 27, 2025 (the "January 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on March 26, 2025 (the "March 2025 Reverse Stock Split"), the one-for-seven reverse stock split effected on May 26, 2025 (the "May 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on September 22, 2025 (the "September 2025 Reverse Stock Split"), and the one-for-two reverse stock split effected on November 28, 2025 (the "November 2025 Reverse Stock Split" and, together with the January 2025 Reverse Stock Split, March 2025 Reverse Stock Split, May 2025 Reverse Stock Split and September 2025 Reverse Stock Split, the "2025 Reverse Stock Splits"); and the one-for-three reverse stock split effected on January 16, 2026 (the "January 2026 Reverse Stock Split"), the one-for-three reverse stock split effected on April 17, 2026 (the "April 2026 Reverse Stock Split"), the one-for-four reverse stock split effected on June 17, 2026 (the "June 2026 Reverse Stock Split"), and the one-for-five reverse stock split effected on July 27, 2026 (the "July 2026 Reverse Stock Split"; and together with the January 2026 Reverse Stock Split, the April 2026 Reverse Stock Split, the June 2026 Reverse Stock Split and the 2025 Reverse Stock Splits, the "Reverse Stock Splits"); and any reverse stock splits the Company may effect in the future; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties; the risk that continued increases in the cost of necessary insurance could negatively impact the Company's profitability; the Company’s ability and willingness to maintain its qualification as a real estate investment trust ("REIT") in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership"), and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of government shutdowns; and the inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the SEC, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

WHLR | Financial & Operating Data	3

Glossary of Terms

Term	Definition

Adjusted FFO ("AFFO")
We believe the computation of funds from operations ("FFO") in accordance with the National Association of Real Estate Investment Trusts' ("Nareit") definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, non-cash amortization on loans and acquisition costs. Therefore, in addition to FFO, management uses Adjusted FFO ("AFFO"), a non-GAAP measure, for REITs, which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as they are not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Anchor	Lease occupying 20,000 square feet or more.

Annualized Base Rent ("ABR")	Monthly base rent on occupied space as of the end of the current reporting period multiplied by twelve months, excluding the impact of tenant concessions and rent abatements.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
A widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison against other companies, including other REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization, and impairment of long-lived assets and notes receivable from income from continuing operations. The Company also presents Adjusted EBITDA, which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

Funds from Operations ("FFO")
We use FFO, a non-GAAP measure, as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

Gross Leasable Area ("GLA")	The total amount of leasable space in an investment property.

Ground Lease	A lease in which the tenant owns the building but not the land it is built on.

WHLR | Financial & Operating Data	4

Term	Definition

Leased Rate / % Leased	The space committed to lessee under a signed lease agreement as of June 30, 2026, expressed as a percentage of Gross Leasable Area.

Local Tenant	Tenant with presence in one state with 10 or less locations.

National / Regional Tenant	Tenant with presence in multiple states or a single state presence with more than 10 locations.

Occupancy Rate / % Occupied	The space delivered to a tenant under a signed lease agreement as a percentage of gross leasable area through June 30, 2026.

Rent Spread:

New Rent Spread	Weighted average change over the gross value of a new lease, annualized per square foot, compared to the annualized base rent per square foot of the prior tenant.

Renewal Rent Spread	Weighted average change over the gross value of a renewed lease, annualized per square foot, compared to the annualized base rent per square foot of the prior rate.

Same-Property	Properties owned during all periods presented herein.

Same-Property Net Operating Income ("Same-Property NOI")
Same-Property net operating income ("Same-Property NOI") is a widely-used non-GAAP financial measure for REITs. The Company believes that Same-Property NOI is a useful measure of the Company's property operating performance. The Company defines Same-Property NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because Same-Property NOI excludes above (below) market lease amortization, straight-line rents, general and administrative expenses, depreciation and amortization, gain or loss on sale or capital expenditures and leasing costs and impairment charges, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from operating income. The Company uses Same-Property NOI to evaluate its operating performance since Same-Property NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. Properties are included in Same-Property NOI if they are owned and operated for the entirety of both periods being compared ("Same-Property"). Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from Same-Property NOI.

The most directly comparable GAAP financial measure is consolidated operating income. Same-Property NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, Same-Property NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company's peers, and thus may not provide an adequate basis for comparison among REITs.

SOFR	Secured Overnight Financing Rate

Undeveloped Property	Vacant land without GLA.

WHLR | Financial & Operating Data	5

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (Nasdaq: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock ("Series B Preferred Stock" and, together with the Series D Preferred Stock, the "Preferred Stock"), Series D Preferred Stock, and Convertible Notes trade publicly on Nasdaq under the symbols "WHLR", "WHLRP", "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("Cedar Series B Preferred Stock") and 6-1/2% Series C cumulative redeemable preferred stock ("Cedar Series C Preferred Stock" and, together with the Cedar Series B Preferred Stock, the "Cedar Preferred Stock") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Patrick Gundlach - CAO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Gary Skoien (Chair)
E.J. Borrack	E.J. Borrack
Robert Brady	M. Andrew Franklin
Gregory P. Hannon	Paula Poskon
Rebecca Musser	Brian Rohman
Megan Parisi
Joseph D. Stilwell

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	6

Financial and Portfolio Overview
All share and share-related information for all periods presented reflect the Reverse Stock Splits unless otherwise noted.
For the three months ended June 30, 2026 (consolidated amounts unless otherwise noted)

Financial Results
Net income attributable to Wheeler REIT common stockholders (in 000s)	$7,147
Basic earnings per share	$102.49
Diluted earnings per share	$0.24
FFO available to common stockholders (in 000s)	$8,735
FFO per common share	$125.27
AFFO (in 000s)	$2,439
AFFO per common share	$34.98

Assets and Leverage
Real Estate, net of $126.2 million accumulated depreciation (in 000s)	$466,814
Cash and Cash Equivalents (in 000s)	$31,873
Total Assets (in 000s)	$593,376
Total Debt (in 000s)	$471,697
Debt to Total Assets	79.5%
Debt to Gross Asset Value	66.1%

Ticker	Shares Outstanding at June 30, 2026	Second Quarter stock price range	Stock Price at June 30, 2026
WHLR	167,781	$6.15-$57.22	$6.25
WHLRP	2,575,368	$5.16-$12.08	$10.00
WHLRD	1,737,197	$34.98-$39.00	$35.99
CDRpB	842,287	$18.27-$22.49	$18.90
CDRpC	1,808,172	$16.60-$21.94	$17.60

Common Stock market capitalization (in 000s)			$1,049

Portfolio Summary
GLA in sq. ft.	4,837,188	1,943,176
Occupancy Rate	93.6%	92.1%
Leased Rate	94.4%	92.1%
Annualized Base Rent (in 000s)	$48,612	$19,825
Total number of leases signed or renewed	28	3
Total sq. ft. leases signed or renewed	75,031	7,060

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	7

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and six months ended June 30, 2026. For the three months ended June 30, 2026 and 2025, WHLR's net income (loss) attributable to WHLR's common stockholders resulted in basic earnings (loss) per share of $102.49 and $(17,105.08), respectively. For the six months ended June 30, 2026 and 2025, WHLR's net income (loss) attributable to WHLR's common stockholders resulted in basic earnings (loss) per share of $42.69 and $(74,830.19), respectively.

"Our second quarter results reflect continued discipline in leasing execution alongside further progress on our capital recycling strategy. WHLR delivered a 15.6% renewal rent spread across 59,456 square feet and a 31.9% spread on new leases, while Cedar achieved a 12.9% renewal spread and a 67.7% new lease spread, driving combined portfolio occupancy to 93.2%, a 160 basis point improvement over the prior year period, and combined leased rate to 93.8%. While Same-Property NOI declined 6.9% on lower property expense reimbursement revenue, Same-Property base rent revenue increased 4.1%.

On the balance sheet, we continued to strengthen our capital structure and reduce leverage. We completed the sale of three assets for combined proceeds of approximately $15.8 million, applying the proceeds toward the full retirement of the Tuckernuck loan and further paydown of the June 2022 Term Loan, while continuing to retire Cedar Preferred Stock through additional exchange transactions. These actions reduced total debt to $471.7 million from $482.8 million at year-end 2025, lowering our cost of capital and future dividend obligations. We remain focused on disciplined capital recycling and deleveraging to strengthen the balance sheet and drive long-term value for our stakeholders.”

–M. Andrew Franklin, Chief Executive Officer and President

2026 SECOND QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio:
•was 93.2% occupied, a 160 basis point increase from 91.6%;
•was 93.8% leased, a 180 basis point increase from 92.0%; and
•includes 25 properties that are 100% leased.

•WHLR Quarter-To-Date Leasing Activity
•Executed 20 lease renewals, totaling 59,456 square feet at a weighted average increase of $2.37 per square foot, representing an increase of 15.6% over in-place rental rates.
•Signed 8 new leases, totaling 15,575 square feet with a weighted average rental rate of $22.65 per square foot, representing a new rent spread of 31.9%.
•The WHLR portfolio, excluding Cedar, was:
◦93.6% occupied, a 40 basis point decrease from 94.0%; and
◦94.4% leased, a 20 basis point increase from 94.2%.

•CDR Quarter-To-Date Leasing Activity
•Executed 2 lease renewals, totaling 5,460 square feet at a weighted average increase of $2.66 per square foot, representing an increase of 12.9% over in-place rental rates.
•Signed 1 new lease, totaling 1,600 square feet with a weighted average rental rate of $15.50 per square foot, representing a new rent spread of 67.7%.
•The Cedar portfolio was:
◦92.1% occupied, a 590 basis point increase from 86.2%; and
◦92.1% leased, a 510 basis point increase from 87.0%.

•The Company’s GLA, which is subject to leases that expire over the next six months and includes month-to-month leases, decreased to approximately 1.9%, compared to 2.0%. At June 30, 2026, 24.4% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 24 and provides additional details on the Company's leases).

SAME-PROPERTY NET OPERATING INCOME & LEASING
•Same-Property NOI decreased by 6.9% or $1.1 million. Same-Property NOI was impacted by:
•$1.1 million decrease in property revenue.

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	8

•The following table sets forth information regarding Same-Property leasing activity:

	% Leased		% Occupied
Real Estate Portfolio	2026	2025	2026	2025
Company	93.8%	93.1%	93.2%	92.7%
WHLR(1)	94.4%	94.0%	93.6%	93.8%
CDR	92.1%	90.7%	92.1%	90.1%
(1) Excludes the Cedar real estate portfolio.

OPERATIONS
•Total revenue of $22.5 million decreased by 13.9% or $3.6 million, primarily a result of:
•$1.5 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold;
•$1.1 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to Same-Properties; and
•$1.0 million decrease in market lease amortization and straight line rent.
•Total operating expenses of $16.9 million increased by 3.2% or $0.5 million, primarily a result of:
•$1.6 million increase in impairment recorded for Rivergate Shopping Center, located in Macon, Georgia; and
•$0.5 million increase in professional fees; partially offset by
•$0.9 million decrease in operating expenses attributable to properties that were sold; and
•$0.7 million decrease in depreciation and amortization.

FINANCIAL
•FFO was $8.7 million as compared to $(3.5) million.
•AFFO was $2.4 million as compared to $4.1 million.

CAPITAL MARKETS
•The Company effected a one-for-three and a one-for-four reverse stock split on April 17, 2026 and June 17, 2026, respectively.
•The Company issued 109,923 shares of its Common Stock to unaffiliated holders in exchange for 29,394 shares of the Company's Series D Preferred Stock and 84,548 shares of the Company's Series B Preferred Stock.
•The fair market value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $0.6 million for the three months ended June 30, 2026, recognized as a deemed contribution within accumulated deficit in the condensed consolidated balance sheet, with such deemed contributions included as a component of net income attributable to common shareholders.
•The Company recognized a non-operating gain of $7.6 million in net changes in fair value of derivative liabilities, primarily related to the conversion price on the Convertible Notes relative to market trade prices of the Convertible Notes and Common Stock.
•The Company entered into two subscription agreements with certain investors pursuant to which the Company issued an aggregate 94,666 shares of its Series D Preferred Stock in consideration for an aggregate 14,950 shares of Cedar Series B and 127,050 shares of Cedar Series C Preferred Stock held by such investors. Immediately following the closing of each transaction, the Company contributed the acquired Cedar Preferred Stock to Cedar and those shares were retired. The fair value of the Cedar Preferred Stock received and retired is compared to its carrying value, and as a result the Company recognized $1.4 million in deemed distributions included as a component of net income attributable to common shareholders.

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	9

	June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025
Stock class	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)
WHLR	167,781		26,766		10,530		2,630		607
WHLRP	2,575,368	$64.4	2,659,916	$66.5	2,714,618	$67.9	2,887,818	$72.2	3,096,018	$77.4
WHLRD	1,737,197	$70.5	1,648,952	$67.5	1,507,205	$63.2	1,576,557	$66.0	1,776,179	$72.7
CDRpB	842,287	$21.1	857,237	$21.4	857,237	$21.4	857,237	$21.4	857,237	$21.4
CDRpC	1,808,172	$45.2	1,935,222	$48.4	2,229,222	$55.7	2,287,466	$57.2	2,907,535	$72.7
(1) Liquidation value in millions.

DISPOSITIONS
•On May 27, 2026, the company sold Georgetown, located in Georgetown, South Carolina, for $2.1 million, generating a loss of $0.4 million and net proceeds of $2.0 million.
•On May 5, 2026, the company sold Tuckernuck, located in Richmond, Virginia, for $12.0 million, generating a gain of $4.7 million and net proceeds of $11.5 million.
•On April 2, 2026, the company sold Surrey Plaza, located in Hawkinsville, Georgia, for $2.5 million, generating a gain of $0.6 million and net proceeds of $2.4 million.

OTHER
•The Company recognized non-operating expenses of $0.7 million, which primarily consisted of:
•$0.4 million related to the Aquino Settlement and is recorded as a liability on the condensed consolidated balance sheet as of June 30, 2026, for more information, see Note 8 in our Quarterly Report on Form 10-Q for the period ended June 30, 2026; and
•$0.3 million in other capital structure costs including the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions and Reverse Stock Splits.

2026 YEAR-TO-DATE HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity
•Executed 55 lease renewals totaling 375,177 square feet at a weighted average increase of $1.00 per square foot, representing an increase of 10.7% over in-place rental rates.
•Signed 16 new leases totaling 64,520 square feet with a weighted average rental rate of $15.48 per square foot, representing a new rent spread of 52.7%.
•CDR Year-To-Date Leasing Activity
•Executed 5 lease renewals totaling 11,872 square feet at a weighted average increase of $6.09 per square foot, representing an increase of 22.3% over in-place rental rates.
•Signed 5 new leases totaling 16,035 square feet with a weighted average rental rate of $14.92 per square foot, representing a new rent spread of (5.6)%.

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI decreased by 0.3% or $0.1 million. Same-Property NOI was impacted by:
•$0.5 million increase in property expense; partially offset by
•$0.4 million increase in property revenue.

OPERATIONS
•Total revenue of $46.5 million decreased by 7.9% or $4.0 million, primarily a result of:
•$3.0 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold; and
•$1.4 million decrease in market lease amortization and straight line rent; partially offset by
•$0.4 million increase in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to Same-Properties.
•Total operating expenses of $33.2 million decreased by 2.9% or $1.0 million, primarily a result of:
•$1.9 million decrease in operating expenses attributable to properties that were sold; and
•$1.7 million decrease in depreciation and amortization; partially offset by

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	10

•$1.6 million increase in impairment recorded for Rivergate Shopping Center, located in Macon, Georgia;
•$0.3 million increase in professional fees;
•$0.2 million increase in insurance;
•$0.2 million increase in real estate taxes;
•$0.1 million increase in repairs and maintenance; and
•$0.1 million increase in salaries.
FINANCIAL
•FFO was $7.5 million as compared to $(4.3) million.
•AFFO was $5.1 million as compared to $5.0 million.

CAPITAL MARKETS
•The Company effected a one-for-three, a one-for-three and a one-for-four reverse stock split on January 16, 2026, April 17, 2026 and June 17, 2026, respectively.
•In February 2026, the Warrants were amended and restated. The Amended and Restated Warrants were exercisable, in whole or in part (and at any time), for an aggregate number of shares of Common Stock representing 12% of the Common Stock outstanding on the date of any exercise (less the aggregate number of shares of Common Stock previously issued as a result of any partial exercise) at an exercise price of $0.01 per share. The Amended and Restated Warrants were exercised in whole on March 24, 2026, and the Company issued 2,867 shares of Common Stock upon the exercise of the Amended and Restated Warrants for net proceeds of $2 thousand, resulting in a $0.2 million loss, which is the excess amount of fair value of the Amended and Restated Warrants issued over the net proceeds received, included in "other expense" on the condensed consolidated statements of operations.
•The Company issued 119,215 shares of its Common Stock to unaffiliated holders in exchange for 56,745 shares of the Company's Series D Preferred Stock and 139,250 shares of the Company's Series B Preferred Stock.
•The fair market value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $1.1 million for the six months ended June 30, 2026, recognized as a deemed contribution within accumulated deficit in the condensed consolidated balance sheet, with such deemed contributions included as a component of net income attributable to common shareholders.
•The Company recognized a non-operating gain of $4.2 million in net changes in fair value of derivative liabilities, primarily related to the conversion price on the Convertible Notes relative to market trade prices of the Convertible Notes and Common Stock.
•The Company entered into six subscription agreements with certain investors pursuant to which the Company issued an aggregate 281,666 shares of its Series D Preferred Stock in consideration for an aggregate 14,950 shares of Cedar Series B Preferred Stock and 421,050 shares of Cedar Series C Preferred Stock held by such investors. Immediately following the closing of each transaction, the Company contributed the acquired Cedar Preferred Stock to Cedar and those shares were retired. The fair value of the Cedar Preferred Stock received and retired is compared to its carrying value, and as a result the Company recognized $4.1 million in deemed distributions included as a component of net income attributable to common shareholders.

DISPOSITIONS
•The Company executed a series of strategic asset sales, totaling $21.6 million in proceeds, including transactions across South Carolina, Georgia, and Virginia. These sales generated meaningful gains which supported ongoing deleveraging efforts.

OTHER
•The Company recognized non-operating expenses of $1.7 million, which primarily consisted of:
•$0.7 million in other capital structure costs including the registration of the offer and sale of the shares of our Common Stock issuable upon exercise of the Amended and Restated Warrants, the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions and expenses incurred in connection with the Reverse Stock Splits;
•$0.4 million related to the Aquino Settlement, for more information, see Note 8 in our Quarterly Report on Form 10-Q for the period ended June 30, 2026;
•$0.5 million in fees paid in connection with the Amended and Restated Warrants; and
•$0.2 million loss on the exercise of the Amended and Restated Warrants.

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	11

BALANCE SHEET
•Cash and cash equivalents totaled $31.9 million, compared to $23.7 million at December 31, 2025.
•Restricted cash totaled $27.9 million, compared to $25.0 million at December 31, 2025. The funds at June 30, 2026 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes, insurance expenses and includes $6.0 million to secure the April 2025 Cedar Bridge Loan.
•Debt totaled $471.7 million, compared to $482.8 million at December 31, 2025, and the decrease is primarily a result of scheduled loan payments, including the $4.4 million payoff of the Tuckernuck loan and sales proceeds used to paydown the June 2022 Term Loan.
•The Company's weighted average interest rate on property level debt was 5.5% with a term of 6.2 years, compared to 5.5% with a term of 6.6 years at December 31, 2025. The weighted average interest rate on all debt was 5.6% with a term of 6.1 years, compared to 5.6% with a term of 6.5 years at December 31, 2025. See page 19 for further details on interest expense.
•Real estate, net of assets held for sale totaled $466.8 million compared to $484.7 million as of December 31, 2025.
•The Company invested $4.3 million in tenant improvements and capital expenditures into its properties.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $27.1 million or $15.60 per share as of June 30, 2026.
•During the six months ended June 30, 2026, Cedar paid dividends of $2.4 million.
•On July 30, 2026, the Cedar announced that the Cedar's Board of Directors declared dividends of $0.453125 and $0.406250 per share with respect to the Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, respectively. The dividends are payable on August 20, 2026 to shareholders of record of the Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, as applicable, on August 10, 2026.

SERIES D PREFERRED STOCK - REDEMPTIONS
•Holders of the Series D Preferred Stock have the right to request that the Company redeem any or all their shares of Series D Preferred Stock monthly. The Company has been settling redemptions of the Series D Preferred Stock in shares of Common Stock. The redemption price for any redemption notice received on or before the 25th day of any month is paid on the 5th day of the following month or, if such date is not a business day, on the next succeeding business day. Since September 2023, the Company has processed approximately 427 redemption requests, collectively redeeming approximately 1.8 million shares of Series D Preferred Stock.

RELATED PARTY
•The Company performs property management and leasing services for Cedar, a subsidiary of the Company. During the three and six months ended June 30, 2026, Cedar paid the Company $0.5 million and $0.7 million for these services, respectively.
•Related party amounts due to WHLR from Cedar for financing and real estate taxes, management fees, leasing commissions, sales commissions and Cost Sharing Agreement allocations were $11.5 million and $11.3 million as of June 30, 2026 and December 31, 2025, respectively, and have been eliminated for consolidation purposes.
•As of June 30, 2026, the net asset value of the Company’s investment in Stilwell Activist Investments, L.P., a Delaware limited partnership ("SAI"), was $30.0 million, which includes $25.5 million of subscriptions. On May 28, 2026, the Company subscribed for an additional investment in the amount of $5.0 million for limited partnership interests in SAI. For the six months ended June 30, 2026, the Company recorded unrealized holding gains of $0.6 million through other comprehensive income, net of $0.3 million investment fees. For more information, see Note 4 in our Quarterly Report on Form 10-Q for the period ended June 30, 2026.

SUBSEQUENT EVENTS
•The Company had received requests to redeem 8,200 shares of Series D Preferred Stock subsequent to June 30, 2026. Accordingly, the Company issued 55,176 shares of Common Stock in settlement of an aggregate redemption price of approximately $0.3 million.
•The Company agreed to issue an aggregate amount of 1,708,630 shares of Common Stock to five unaffiliated holders of the Company’s securities in separate exchanges for an aggregate amount of 21,681 shares of the Series D Preferred Stock and 247,535 shares of the Series B Preferred Stock.

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	12

•The Company effected a one-for-five reverse stock split on July 27, 2026.
•On August 3, 2026, the Company paid $0.4 million for the Aquino Settlement.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	13

Consolidated Balance Sheets
$ in 000s, except par value and share data

	June 30, 2026	December 31, 2025
	(unaudited)
ASSETS:
Real estate:
Land and land improvements	$119,880	$123,444
Buildings and improvements	473,150	484,068
	593,030	607,512
Less accumulated depreciation	(126,216)	(122,837)
Real estate, net	466,814	484,675

Cash and cash equivalents	31,873	23,656
Restricted cash	27,914	24,973
Receivables, net	14,255	15,759
Investment securities - related party	29,958	24,406
Assets held for sale	—	4,549
Above market lease intangibles, net	589	706
Operating lease right-of-use assets	7,461	7,546
Deferred costs and other assets, net	14,512	15,464
Total Assets	$593,376	$601,734

LIABILITIES:
Loans payable, net	$458,109	$468,157
Liabilities associated with assets held for sale	—	1,383
Below market lease intangibles, net	6,534	7,370
Derivative liabilities	3,047	7,243
Operating lease liabilities	8,132	8,221
Series D Preferred Stock redemptions	335	30
Accounts payable, accrued expenses and other liabilities	14,342	14,639
Total Liabilities	490,499	507,043
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock	70,199	63,204
EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized; 2,575,368 and 2,714,618 shares, respectively, issued and outstanding; $64.4 million and $67.9 million aggregate liquidation preference, respectively)	34,476	36,296
Common Stock ($0.01 par value, 200,000,000 shares authorized, 167,781 and 10,530 shares, respectively, issued and outstanding)	2	—
Additional paid-in capital	316,831	311,983
Accumulated deficit	(348,998)	(350,879)
Accumulated other comprehensive income	2,933	2,381
Total Shareholders’ Equity	5,697	234
Noncontrolling interests	26,981	31,253
Total Equity	32,678	31,487
Total Liabilities and Equity	$593,376	$601,734

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	14

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUE:
Rental revenues	$22,024	$25,656	$45,902	$49,837
Other revenues	452	445	581	618
Total Revenue	22,476	26,101	46,483	50,455
OPERATING EXPENSES:
Property operations	6,851	7,741	15,260	16,678
Depreciation and amortization	5,089	5,778	10,321	12,009
Impairment charges	1,590	—	1,590	—
Corporate general & administrative	3,323	2,817	6,059	5,549
Total Operating Expenses	16,853	16,336	33,230	34,236
Gain on disposal of properties, net	4,885	5,189	7,442	10,877
Operating Income	10,508	14,954	20,695	27,096
Interest income	207	202	360	444
Interest expense	(7,960)	(8,692)	(15,254)	(16,785)
Net changes in fair value of derivative liabilities	7,566	(6,427)	4,196	(8,737)
Loss on conversion of Convertible Notes	—	(902)	—	(902)
Gain on preferred stock redemptions	111	228	290	1,046
Other expense	(684)	(363)	(1,710)	(763)
Net Income (Loss) Before Income Taxes	9,748	(1,000)	8,577	1,399
Income tax expense	(2)	—	(2)	(26)
Net Income (Loss)	9,746	(1,000)	8,575	1,373
Less: Net income attributable to noncontrolling interests	1,107	1,447	2,333	3,311
Net Income (Loss) Attributable to Wheeler REIT	8,639	(2,447)	6,242	(1,938)
Preferred Stock dividends - undeclared	(1,719)	(1,632)	(3,274)	(3,510)
Deemed contribution related to issuance of Series D Preferred Stock	1,033	553	1,860	553
Deemed contribution related to preferred stock exchanges	642	2,491	1,137	5,518
Deemed distribution related to noncontrolling interests	(1,448)	(4,011)	(4,084)	(12,521)
Net Income (Loss) Attributable to Wheeler REIT Common Shareholders	$7,147	$(5,046)	$1,881	$(11,898)

Earnings (loss) per share:
Basic	$102.49	$(17,105.08)	$42.69	$(74,830.19)
Diluted	$0.24	$(17,105.08)	$(0.11)	$(74,830.19)
Weighted-average number of shares:
Basic	69,731	295	44,058	159
Diluted	4,980,601	295	2,162,605	159

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	15

Reconciliation of Non-GAAP Measures
Same-Property Net Operating Income
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Operating Income	$10,508	$14,954	$20,695	$27,096
Add (deduct):
Gain on disposal of properties, net	(4,885)	(5,189)	(7,442)	(10,877)
Corporate general & administrative	3,323	2,817	6,059	5,549
Impairment charges	1,590	—	1,590	—
Depreciation and amortization	5,089	5,778	10,321	12,009
Straight-line rents	(116)	(748)	(450)	(1,147)
Above (below) market lease amortization, net	(360)	(685)	(720)	(1,425)
Other non-property revenue	(21)	(55)	(23)	(58)
NOI related to properties not defined as Same-Property	(174)	(818)	(431)	(1,471)
Same-Property Net Operating Income	$14,954	$16,054	$29,599	$29,676

Property revenues	$21,707	$22,791	$44,500	$44,063
Property expenses	6,753	6,737	14,901	14,387
Same-Property Net Operating Income	$14,954	$16,054	$29,599	$29,676

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	16

Reconciliation of Non-GAAP Measures (continued)
FFO and AFFO
$ in 000s, except share, unit and per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income (Loss)	$9,746	$(1,000)	$8,575	$1,373
Depreciation and amortization of real estate assets	5,089	5,778	10,321	12,009
Impairment charges	1,590	—	1,590	—
Gain on disposal of properties, net	(4,885)	(5,189)	(7,442)	(10,877)
FFO	11,540	(411)	13,044	2,505
Preferred stock dividends - undeclared	(1,719)	(1,632)	(3,274)	(3,510)
Dividends on noncontrolling interests preferred stock	(1,107)	(1,447)	(2,333)	(3,311)
Preferred stock accretion adjustments	21	22	43	44
FFO available to common stockholders	8,735	(3,468)	7,480	(4,272)
Other non-recurring and non-cash expenses (1)	415	27	1,129	568
Net changes in fair value of derivative liabilities	(7,566)	6,427	(4,196)	8,737
Loss on conversion of Convertible Notes	—	902	—	902
Gain on Preferred Stock redemptions	(111)	(228)	(290)	(1,046)
Straight-line rental revenue, net straight-line expense	(138)	(767)	(494)	(1,184)
Deferred financing cost amortization	523	769	1,096	1,477
Paid-in-kind interest	1,272	1,466	1,786	2,006
Above (below) market lease amortization, net	(360)	(685)	(720)	(1,425)
Recurring capital expenditures tenant improvement reserves	(331)	(368)	(678)	(744)
AFFO	$2,439	$4,075	$5,113	$5,019

Weighted Average Common Shares	69,731	295	44,058	159
FFO per Common Share	$125.27	$(11,755.93)	$169.78	$(26,867.92)
AFFO per Common Share	$34.98	$13,813.56	$116.05	$31,566.04

(1)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026.

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	17

Reconciliation of Non-GAAP Measures (continued)
EBITDA
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income (Loss)	$9,746	$(1,000)	$8,575	$1,373
Add back:
Depreciation and amortization (1)	4,729	5,093	9,601	10,584
Interest expense (2)	7,960	8,692	15,254	16,785
Income tax expense	2	—	2	26
EBITDA	22,437	12,785	33,432	28,768
Adjustments for items affecting comparability:
Net change in FMV of derivative liabilities	(7,566)	6,427	(4,196)	8,737
Other non-recurring and non-cash expenses (3)	357	—	1,007	—
Impairment charges	1,590	—	1,590	—
Loss on conversion of Convertible Notes	—	902	—	902
Gain on Preferred Stock redemptions	(111)	(228)	(290)	(1,046)
Gain on disposal of properties, net	(4,885)	(5,189)	(7,442)	(10,877)
Adjusted EBITDA	$11,822	$14,697	$24,101	$26,484

(1) Includes above (below) market lease amortization.
(2) Includes loan cost amortization.
(3) Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended June 30, 2026.

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	18

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	June 30, 2026	December 31, 2025
Variable-rate:
August 2025 Cedar Credit Facility	Interest only	n/a	August 2027	$—	$—
April 2025 Cedar Bridge Loan	Interest only	4.9%	February 2028	5,966	5,966
Fixed-rate:
Tuckernuck	$32,202	5.0%	March 2026	—	4,460
Timpany Plaza	$79,858	7.3%	September 2028	11,354	11,415
Village of Martinsville	$89,664	4.3%	July 2029	13,608	13,849
Laburnum Square	$37,842	4.3%	September 2029	7,433	7,499
Rivergate (1)	$100,222	4.3%	September 2031	16,356	16,605
Convertible Notes	Interest only	7.0%	December 2031	29,353	29,353
June 2022 Term Loan (2)	Interest only	4.3%	July 2032	66,331	72,030
JANAF	Interest only	5.3%	July 2032	60,000	60,000
October 2022 Cedar Term Loan	Interest only	5.3%	November 2032	100,441	100,441
Patuxent Crossing/Coliseum Marketplace	Interest only	6.4%	January 2033	25,000	25,000
May 2023 Term Loan 1	$373,981	6.2%	June 2033	60,376	60,744
May 2023 Term Loan 2	Interest only	6.2%	June 2033	53,070	53,070
June 2024 Term Loan	Interest only	6.8%	July 2034	22,409	22,409
Total Principal Balance				471,697	482,841
Unamortized deferred financing cost				(13,588)	(14,684)
Total Loans Payable, net				$458,109	$468,157

(1) In October 2026, the interest rate under this loan resets based on the 5-year U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(2) Commencing on August 10, 2027, until the maturity date of July 10, 2032, monthly principal and interest payments will be made based on a 30-year amortization schedule calculated based on the principal amount at that time.

Interest Expense
$ in 000s

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended Changes		Six Months Ended Changes
	2026	2025	2026	2025	Dollar	Percent	Dollar	Percent
Property debt interest - excluding Cedar debt	$4,097	$4,343	$8,234	$8,667	$(246)	(5.7)%	$(433)	(5.0)%
Convertible Notes interest (1)	1,272	1,466	1,786	2,006	(194)	(13.2)%	(220)	(11.0)%
Loan prepayment premium	60	32	123	573	28	87.5%	(450)	(78.5)%
Amortization of deferred financing costs	523	769	1,096	1,477	(246)	(32.0)%	(381)	(25.8)%
Variable-rate lines of credit (2)	65	136	149	136	(71)	(52.2)%	13	9.6%
Property debt interest - Cedar	1,943	1,946	3,866	3,926	(3)	(0.2)%	(60)	(1.5)%
Total Interest Expense	$7,960	$8,692	$15,254	$16,785	$(732)	(8.4)%	$(1,531)	(9.1)%

(1) Includes the fair value adjustment for the paid-in-kind interest.
(2) Includes the April 2025 Cedar Bridge Loan.

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	19

Debt Summary (continued)
Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining six months ending December 31, 2026	$1,005	0.2%
December 31, 2027	2,915	0.6%
December 31, 2028	23,080	4.9%
December 31, 2029	25,482	5.4%
December 31, 2030	6,665	1.4%
December 31, 2031	49,596	10.5%
Thereafter	362,954	77.0%
Total principal repayments and debt maturities	$471,697	100.0%

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	20

Property Summary

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
WHLR
Alex City Marketplace	Alexander City, AL	20	151,843	100.0%	100.0%	151,843	$1,358	$8.94
Beaver Ruin Village	Lilburn, GA	26	74,038	86.6%	86.6%	64,137	1,273	19.84
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	507	14.51
Brook Run Shopping Center	Richmond, VA	13	147,738	80.7%	80.7%	119,176	901	7.56
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	632	12.33
Cardinal Plaza	Henderson, NC	9	50,000	97.0%	97.0%	48,500	520	10.72
Chesapeake Square	Onley, VA	12	108,982	84.6%	84.6%	92,174	718	7.79
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	521	11.44
Conyers Crossing	Conyers, GA	13	170,475	99.4%	99.4%	169,425	1,104	6.51
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	1,023	9.55
Cypress Shopping Center	Boiling Springs, SC	18	80,435	98.3%	98.3%	79,035	800	10.13
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	781	16.34
Forrest Gallery	Tullahoma, TN	27	214,451	90.7%	90.7%	194,442	1,517	7.80
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,326	11.67
Freeway Junction	Stockbridge, GA	16	156,834	86.5%	86.5%	135,632	1,367	10.08
Franklin Village	Kittanning, PA	26	151,821	98.6%	74.0%	112,319	1,264	11.25
Franklinton Square	Franklinton, NC	14	65,366	95.3%	95.3%	62,300	624	10.01
Grove Park Shopping Center	Orangeburg, SC	14	93,265	94.8%	94.8%	88,375	737	8.34
Harrodsburg Marketplace	Harrodsburg, KY	9	60,048	94.0%	94.0%	56,448	501	8.87
JANAF	Norfolk, VA	110	796,624	90.3%	90.3%	718,978	10,092	14.04
Laburnum Square	Richmond, VA	20	109,387	97.4%	97.4%	106,587	1,067	10.01
Ladson Crossing	Ladson, SC	15	52,607	100.0%	100.0%	52,607	537	10.20
LaGrange Marketplace	LaGrange, GA	11	76,594	87.1%	87.1%	66,700	444	6.66
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	427	9.79
Litchfield Market Village	Pawleys Island, SC	27	86,717	100.0%	100.0%	86,717	1,229	14.17
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	526	7.88
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	698	12.45
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,104	9.43
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	486	10.95
Pierpont Centre	Morgantown, WV	14	111,162	97.0%	97.0%	107,835	1,164	10.80
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	881	13.48
Riverbridge Shopping Center	Carrollton, GA	11	91,188	96.9%	96.9%	88,375	786	8.90
Rivergate Shopping Center	Macon, GA	22	193,960	80.2%	80.2%	155,533	2,527	16.25
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	761	11.37
Shoppes at Myrtle Park	Bluffton, SC	14	56,609	99.3%	99.3%	56,189	710	12.63
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	413	7.02
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	326	9.07
St. George Plaza	St. George, SC	8	59,174	100.0%	100.0%	59,174	434	7.34
Sunshine Plaza	Lehigh Acres, FL	22	111,189	100.0%	100.0%	111,189	1,181	10.62
Tampa Festival	Tampa, FL	22	141,580	100.0%	100.0%	141,580	1,339	9.46
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	491	10.31
Village of Martinsville	Martinsville, VA	22	288,254	100.0%	100.0%	288,254	2,390	8.29
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	573	11.52
Westland Square	West Columbia, SC	12	62,735	100.0%	100.0%	62,735	552	8.79
	WHLR TOTAL	691	4,837,188	94.4%	93.6%	4,529,039	$48,612	$10.73

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	21

Property Summary (continued)

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
CDR
Brickyard Plaza	Berlin, CT	12	227,598	100.0%	100.0%	227,598	$2,141	$9.41
Coliseum Marketplace	Hampton, VA	10	106,648	100.0%	100.0%	106,648	1,309	12.28
Fairview Commons	New Cumberland, PA	12	50,485	82.6%	82.6%	41,705	545	13.06
Gold Star Plaza	Shenandoah, PA	7	71,720	100.0%	100.0%	71,720	693	9.66
Golden Triangle	Lancaster, PA	21	202,790	90.8%	90.8%	184,125	2,862	15.55
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	736	7.21
Patuxent Crossing	California, MD	28	264,068	78.9%	78.9%	208,209	1,908	9.16
Pine Grove Plaza	Brown Mills, NJ	17	79,306	89.9%	89.9%	71,306	885	12.41
Southington Center	Southington, CT	7	155,842	83.4%	83.4%	129,903	885	6.81
Timpany Plaza	Gardner, MA	18	182,820	82.9%	82.9%	151,460	1,647	10.88
Trexler Mall	Trexlertown, PA	25	342,541	99.7%	99.7%	341,544	4,022	11.78
Washington Center Shoppes	Sewell, NJ	31	157,300	98.1%	98.1%	154,300	2,192	14.21
	CDR TOTAL	195	1,943,176	92.1%	92.1%	1,790,576	$19,825	$11.07

COMBINED TOTAL		886	6,780,364	93.8%	93.2%	6,319,615	$68,437	$10.83

Undeveloped Land	Company	Location	Parcel Size (in acres)
Brook Run Properties	WHLR	Richmond, VA	2.00
Courtland Commons	WHLR	Courtland, VA	1.04
South Philadelphia parcel	CDR	Philadelphia, PA	1.35

Property Statistics Summary Consolidated

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Number of Centers	56	59	62	66	66
Leasable Square Feet	6,780,364	6,946,007	7,018,837	7,436,018	7,436,018
Percentage Leased	93.8%	94.6%	94.3%	92.4%	92.0%
Percentage Occupied	93.2%	94.0%	93.3%	91.8%	91.6%
ABR (in 000's)	$68,437	$70,609	$70,008	$72,104	$71,606
Renewal Rent Spread	15.3%	10.4%	11.2%	10.6%	12.9%
New Rent Spread	33.8%	37.6%	30.4%	19.7%	14.2%
Capital and Tenant Improvements (in 000's)	$2,392	$1,878	$4,563	$6,335	$4,131

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	22

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

Percentage of Portfolio ABR

Local
30%
National /
Regional
70%

Percentage of Portfolio Leased Square Feet

Local
23%
National /
Regional
77%

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	23

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$3,992	5.8%	455,000	6.7%	$8.77
Kroger Co (1)	Grocery	2,137	3.1%	239,000	3.5%	8.94
Dollar Tree	Discount Retailer	1,379	2.0%	166,000	2.4%	8.31
TJX Companies (2)	Discount Retailer	1,275	1.9%	195,000	2.9%	6.54
Planet Fitness	Gym	1,274	1.9%	134,000	2.0%	9.51
Lowes Foods (3)	Grocery	1,236	1.8%	130,000	1.9%	9.51
Aldi (4)	Grocery	1,072	1.6%	106,000	1.6%	10.11
Kohl's	Discount Retailer	1,049	1.5%	147,000	2.2%	7.14
Lehigh Valley Health	Health	819	1.2%	43,000	0.6%	19.05
Goodwill	Discount Retailer	806	1.2%	88,000	1.3%	9.16
		$15,039	22.0%	1,703,000	25.1%	$8.83

(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(3) Lowes Foods 1 / KJ's Market 2
(4) Aldi 3 / Winn Dixie 1

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	460,749	6.8%	—%	$—	—%	$—
MTM	7	13,392	0.2%	0.2%	139	0.2%	10.38
2026	53	115,495	1.7%	1.8%	1,701	2.5%	14.73
2027	151	571,090	8.4%	9.0%	7,101	10.4%	12.43
2028	145	964,757	14.2%	15.3%	9,429	13.8%	9.77
2029	156	902,514	13.3%	14.3%	10,427	15.2%	11.55
2030	125	1,158,233	17.1%	18.3%	10,755	15.7%	9.29
2031	100	889,257	13.1%	14.1%	9,804	14.3%	11.02
2032	39	440,979	6.5%	7.0%	4,303	6.3%	9.76
2033	22	293,791	4.3%	4.6%	3,137	4.6%	10.68
2034	32	330,623	4.9%	5.2%	3,549	5.2%	10.73
2035 & thereafter	56	639,484	9.5%	10.2%	8,092	11.8%	12.65
Total	886	6,780,364	100.0%	100.0%	$68,437	100.0%	$10.83

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	24

Lease Expiration Schedule (continued)
Anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	92,495	$—	—%	$—	—	—	$—	—%	$—
MTM	—	—	—	—%	—	—	—	—	—%	—
2026	—	—	—	—%	—	—	—	—	—%	—
2027	1	24,060	306	14.5%	12.72	4	117,146	987	3.6%	8.43
2028	1	32,000	125	5.9%	3.91	13	575,240	3,587	13.2%	6.24
2029	3	71,939	789	37.5%	10.97	10	356,858	2,821	10.3%	7.91
2030	—	—	—	—%	—	16	822,248	5,209	19.1%	6.34
2031	1	20,858	66	3.1%	3.16	14	548,525	4,965	18.2%	9.05
2032	—	—	—	—%	—	9	289,853	1,993	7.3%	6.88
2033	1	43,416	819	39.0%	18.86	5	187,780	1,440	5.3%	7.67
2034	—	—	—	—%	—	7	256,453	2,159	7.9%	8.42
2035 & thereafter	—	—	—	—%	—	13	470,262	4,110	15.1%	8.74
Total	7	284,768	$2,105	100.0%	$10.95	91	3,624,365	$27,271	100.0%	$7.52

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	368,254	$—	—%	$—	—	—	$—	—%	$—
MTM	7	13,392	139	0.7%	10.38	—	—	—	—%	—
2026	41	84,102	1,164	6.3%	13.84	12	31,393	537	2.6%	17.11
2027	103	243,210	3,739	20.1%	15.37	43	186,674	2,069	10.1%	11.08
2028	85	188,866	3,219	17.3%	17.04	46	168,651	2,498	12.2%	14.81
2029	87	226,006	3,515	18.9%	15.55	56	247,711	3,302	16.1%	13.33
2030	66	141,400	2,594	14.0%	18.35	43	194,585	2,952	14.4%	15.17
2031	40	104,116	1,809	9.7%	17.37	45	215,758	2,964	14.5%	13.74
2032	13	34,941	560	3.0%	16.03	17	116,185	1,750	8.5%	15.06
2033	10	23,082	344	1.9%	14.90	6	39,513	534	2.6%	13.51
2034	15	38,874	690	3.7%	17.75	10	35,296	700	3.4%	19.83
2035 & thereafter	12	27,083	793	4.4%	29.28	31	142,139	3,189	15.6%	22.44
Total	479	1,493,326	$18,566	100.0%	$16.50	309	1,377,905	$20,495	100.0%	$14.87

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	25

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Renewals:
Leases renewed with rate increase (sq feet)	59,456	66,492	313,177	214,013
Leases renewed with rate decrease (sq feet)	—	—	—	—
Leases renewed with no rate change (sq feet)	—	32,000	62,000	83,668
Total leases renewed (sq feet)	59,456	98,492	375,177	297,681

Leases renewed with rate increase (count)	20	24	54	54
Leases renewed with rate decrease (count)	—	—	—	—
Leases renewed with no rate change (count)	—	1	1	3
Total leases renewed (count)	20	25	55	57

Option exercised (count)	4	5	18	9

Renewal Rent Spread (per sq foot)	$2.37	$1.37	$1.00	$1.39

Renewal Rent Spread	15.6%	13.6%	10.7%	14.0%

New Leases:
New leases (sq feet)	15,575	22,893	64,520	91,395
New leases (count)	8	10	16	18
Weighted average rate (per sq foot)	$22.65	$14.40	$15.48	$13.02

New Rent Spread	31.9%	40.8%	52.7%	38.8%

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	26

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Renewals:
Leases renewed with rate increase (sq feet)	5,460	76,059	11,872	150,449
Leases renewed with rate decrease (sq feet)	—	—	—	—
Leases renewed with no rate change (sq feet)	—	1,375	—	1,375
Total leases renewed (sq feet)	5,460	77,434	11,872	151,824

Leases renewed with rate increase (count)	2	5	5	13
Leases renewed with rate decrease (count)	—	—	—	—
Leases renewed with no rate change (count)	—	1	—	1
Total leases renewed (count)	2	6	5	14

Option exercised (count)	1	2	3	7

Renewal Rent Spread (per sq foot)	$2.66	$0.42	$6.09	$0.65

Renewal Rent Spread	12.9%	10.6%	22.3%	8.9%

New Leases:
New leases (sq feet)	1,600	16,702	16,035	16,702
New leases (count)	1	5	5	5
Weighted average rate (per sq foot)	$15.50	$21.89	$14.92	$21.89

New Rent Spread (1)	67.7%	(2.4)%	(5.6)%	(2.4)%

(1)    The negative New Rent Spread consisted of one 10,000 sq foot lease and one 1,600 sq foot lease, while the remaining leases had a positive New Rent Spread.

WHLR | Financial & Operating Data | as of 6/30/2026 unless otherwise stated	27